EXCHANGE AGREEMENT

This Exchange Agreement, dated as of September 29, 2026 (this “Agreement”), is made and entered into by and among Omnitek Engineering Corp., a company incorporated in the State of California (“OMTK”), Hard Rock Ready Mix, LLC (“Hard Rock”), a limited liability company formed in the State of Wyoming, and the sole member of Hard Rock (the “Hard Rock Member”) listed on the Signature Page for the Hard Rock Member that are attached hereto.

R E C I T A L S

WHEREAS, the Board of Directors of OMTK has adopted resolutions approving OMTK’s acquisition of all of the Membership Interests of Hard Rock held by the Hard Rock Member (the “Acquisition”) by means of an exchange with the Hard Rock Member, upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, the Hard Rock Member owns all of the Membership Interests of Hard Rock (the “Hard Rock Membership Interests”);

WHEREAS, upon consummation of the transactions contemplated by this Agreement, Hard Rock will become a 100% wholly-owned subsidiary of OMTK; and

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax free reorganization under the Code, and that this share exchange transaction shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement.

A G R E E M E N T

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE EXCHANGE

1.1The Exchange. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

(a)The Hard Rock Member will sell, convey, assign, transfer and deliver to OMTK certificate(s) (or in book entry form) representing the Hard Rock Membership Interests held by the Hard Rock Member as set forth in Column II of Annex I hereto, which constitutes 100% of the issued and outstanding Membership Interests of Hard Rock.

(b) As consideration for the acquisition of the Hard Rock Membership Interests, OMTK will issue to the Hard Rock Member, in exchange for the Hard Rock Member’s Hard Rock Membership Interests, the number of shares of Series A Preferred Stock of OMTK set forth opposite such party’s name in Column IV on Annex I attached hereto (the “OMTK Shares”).

1.2Closing Date. The closing of the Acquisition (the “Closing”) shall take place on upon the execution date of this Agreement by all parties hereto. Such date is referred to herein as the “Closing Date.”

1.3Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Hard Rock Members, Hard Rock, and/or OMTK (as applicable) will take all such lawful and necessary action.

1.4Certain Definitions. The following capitalized terms as used in this Agreement shall have the respective definitions:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law and the regulations and rules issued pursuant to that act or any successor law.

“FINRA” means Financial Industry Regulatory Authority.

“Knowledge” means the actual knowledge of the officers, directors, Manager(s) or advisors of the referenced party.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the OMTK and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement.

“Person” means any individual, corporation, partnership, joint venture, trust, business association, organization, governmental authority or other entity.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Tax Returns” means all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes.

“Tax” or “Taxes” means any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the markets or exchanges on which OMTK’s common stock is listed or quoted for trading on the date in question.

“Transaction” means the transactions contemplated by this Agreement, including the share exchange.

“United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

1.5Tax Consequences.  It is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax-free reorganization under the Code.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF HARD ROCK

Hard Rock (the Hard Rock Members, as applicable) hereby represents and warrants to OMTK as of the date hereof and as of the Closing Date (unless otherwise indicated) as follows:

2.1 Organization. Hard Rock has been duly formed, validly exists as a limited liability company, and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.

2.2Capitalization. The capitalization of Hard Rock is as provided to OMTK, and as of Closing Date the capitalization shall not have changed.  All of the issued and outstanding Membership Interests of Hard Rock, as of the date of this Agreement are and as of Closing will be, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  There are no voting trusts or any other agreements or understandings with respect to the voting of Hard Rock Membership Interests.  No other class of Membership Interests or other equity of Hard Rock is authorized, issued, reserved for issuance or outstanding.  There are no authorized or outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character by which Hard Rock or any of the Hard Rock Members is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any Membership Interests or other securities of Hard Rock.  There are no outstanding contractual obligations (contingent or otherwise) of Hard Rock to retire, repurchase, redeem or otherwise acquire any outstanding Membership Interests of, or other ownership interests in, Hard Rock.

2.3Subsidiaries. As of the Closing, Hard Rock has no direct or indirect subsidiaries.

2.4Certain Corporate Matters. Hard Rock is duly qualified to do business as a limited liability company and is in good standing under the laws of Wyoming, and in each other jurisdiction in which the ownership of its property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Hard Rock financial condition, results of operations or business.  Hard Rock has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.5Authority Relative to this Agreement.  Hard Rock has the requisite power and authority to enter into this Agreement and to carry out its respective obligations hereunder.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Hard Rock have been duly authorized by Hard Rock’s Manager and no other actions on the part of Hard Rock are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Hard Rock and constitutes a valid and binding agreement, enforceable against Hard Rock in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.6Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Hard Rock of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Hard Rock nor the consummation by Hard Rock of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Operating Agreement of Hard Rock, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract, agreement or other instrument or obligation to which Hard Rock is a party or by which any of their respective properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Hard Rock, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Hard Rock taken as a whole.

2.7Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of Hard Rock, threatened against or affecting Hard Rock or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither Hard Rock nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Knowledge of Hard Rock, there is not pending or contemplated, any investigation by the Securities and Exchange Commission (the “Commission”) involving Hard Rock or any current or former Member or Manager of Hard Rock.

2.8Legal Compliance. To the best Knowledge of Hard Rock, after due investigation, no claim has been filed against Hard Rock alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Hard Rock holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

2.9Contracts. Hard Rock is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which they are a party or by which they or any of their properties or assets are bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.10Material Changes. Since December 31, 2025: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Hard Rock has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in Hard Rock’ financial statements pursuant to GAAP, (iii) Hard Rock has not altered its method of accounting, (iv) Hard Rock has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any of its Membership Interests, and (v) Hard Rock has not has issued any equity securities to any officer, director or Affiliate.

2.11Labor Relations.  No labor dispute exists or, to the Knowledge of Hard Rock and the Hard Rock Members, is imminent with respect to any of the employees of Hard Rock which could reasonably be expected to result in a Material Adverse Effect.  None of Hard Rock’ employees is a member of a union that relates to such employee’s relationship with Hard Rock, and Hard Rock is not a party to a collective bargaining agreement, and Hard Rock believes that its relationships with its employees are good.  No Manager or officer, to the Knowledge of Hard Rock, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Hard Rock to any liability with respect to any of the foregoing matters.  Hard Rock is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.12Regulatory Permits. Hard Rock does not currently possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities that may be necessary to conduct its businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and Hard Rock has not received any notice of proceedings relating to the revocation or modification of any such permits.

2.13Title to Assets.  Hard Rock has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by them that is material to the business of Hard Rock, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Hard Rock and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by Hard Rock are held by them under valid, subsisting and enforceable leases with which Hard Rock are in compliance.

2.14Insurance. Hard Rock is not currently insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Hard Rock is engaged. Hard Rock has no reason to believe that it will not be able to obtain insurance coverage when such coverage is needed to conduct its business on terms consistent with market for Hard rock’s line of business.

2.15Internal Accounting Controls. Hard Rock maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.16Solvency. Based on the financial condition of Hard Rock as of the Closing Date (and assuming that the Closing shall have occurred), (i) Hard Rock’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of Hard Rock’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) Hard Rock’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by Hard Rock, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of Hard Rock, together with the proceeds Hard Rock would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. Hard Rock does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

2.17Transactions with Affiliates and Employees.  None of the officers or directors of Hard Rock, and, to the Knowledge of Hard Rock and the Hard Rock Members, none of the employees of Hard Rock are presently a party to any transaction with Hard Rock (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Hard Rock, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Hard Rock and (iii) other employee benefits.

2.18Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by Hard Rock to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

2.19Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Hard Rock has will file all necessary Tax Returns when due, and Hard Rock has no Knowledge of a tax deficiency which has been asserted or threatened against Hard Rock.

2.20No General Solicitation.  Neither Hard Rock nor any person acting on behalf of Hard Rock has offered or sold securities in connection herewith by any form of general solicitation or general advertising.

2.21Employee Benefits.  Hard Rock has no plans which are subject to the Employee Retirement Income Security Act of 1974, as amended.

2.22Disclosure. The representations and warranties and statements of fact made by Hard Rock in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading

2.23Organizational Documents. The Articles or Certification of Organization and Operating Agreement of Hard Rock of the date of this Agreement are in the form made available to OMTK. The copy of the minute books of Hard Rock made available to OMTK contains minutes of all meetings of members and all actions by written consent without a meeting by the managers and./or members since the date of organization and accurately reflects in all material respects all actions by the managers and/or members.

2.24Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect (a) Hard Rock is and has been in compliance with all Environmental Laws; (b) there has been no release or to Hard Rock‘s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by

Hard Rock; (c) there have been no Hazardous Substances generated by Hard Rock that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by Hard Rock, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to OMTK true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments. For purposes of this Section, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE HARD ROCK MEMBERS

The Hard Rock Members each hereby represent and warrant to OMTK as follows:

3.1Ownership of the Hard Rock Membership Interests.  The Hard Rock Member owns, beneficially and of record, good and marketable title to the Hard Rock Membership Interests, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or voting agreements.  The Hard Rock Member represents that it has no right or claim whatsoever to any equity interests of Hard Rock, other than the Hard Rock Membership Interests and does not have any options, warrants or any other instruments entitling it to exercise or purchase or convert into additional equity interests of Hard Rock. At the Closing, the Hard Rock Member will convey to OMTK good and marketable title to the Hard Rock Membership Interests, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders’ agreements or restrictions.

3.2 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by the Hard Rock Member and constitutes a valid and binding agreement, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.3Purchase of Restricted Securities for Investment. The Hard Rock Member acknowledges that the OMTK Shares will not be registered pursuant to the Securities Act or any applicable state securities laws, that the OMTK Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the OMTK Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this regard, the Hard Rock Member is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  Further, the Hard Rock Member acknowledges and agrees that:

(a) Hard Rock Member is acquiring the OMTK Shares for investment, for such Hard Rock Member’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Hard Rock Member has no present intention of selling, granting any participation in, or otherwise distributing the same.  Hard Rock Member further represents that it does not have any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the OMTK Shares.

(b)           Hard Rock Member understands that the OMTK Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof, and that OMTK’s reliance on such exemption is predicated on Shareholder’s representations set forth herein.

3.4Status of Hard Rock Member. The Hard Rock Member is an Accredited Investor as defined in Rule 501 of Regulation D of the Securities Act of 1933, and has such knowledge and experience in evaluating the business of OMTK and the risks involved in receiving the OMTK Shares.  The Hard Rock Member is not acquiring the OMTK Shares as a result of any advertisement, article, notice or other communication regarding the OMTK Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.  The Hard Rock Member is able to bear the economic risk of acquiring the OMTK Shares pursuant to the terms of this Agreement, including a complete loss of the Hard Rock Member’s investment in the OMTK Shares.

3.5Restrictive Legends. Hard Rock Member acknowledges that the certificate(s) representing the Hard Rock Member’s OMTK Shares shall conspicuously set forth on the face or back thereof a legend in substantially the following form, corresponding to the stockholder’s status as set forth in Section 3.4 and the signature pages hereto:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF OMTK

OMTK hereby represents and warrants to Hard Rock and the Hard Rock Members as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

4.1Subsidiaries. OMTK has no direct or indirect Subsidiaries other than as specified in the SEC Reports. OMTK owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

4.2Organization and Qualification. OMTK and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither OMTK nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.3Authorization; Enforcement. OMTK has the requisite corporate power and authority to enter into and to consummate the transactions contemplated herein and otherwise to carry out its obligations hereunder. The execution and delivery of each of this Agreement by OMTK and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of OMTK and no further action is required by OMTK in connection therewith. When delivered in accordance with the terms hereof, this Agreement will constitute the valid and binding obligation of OMTK enforceable against OMTK in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.4No Conflicts. The execution, delivery and performance of this Agreement by OMTK and the consummation by OMTK of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of OMTK’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing an OMTK or Subsidiary debt or otherwise) or other understanding to which OMTK or any Subsidiary is a party or by which any property or asset of OMTK or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which OMTK or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of OMTK or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.5Filings, Consents and Approvals. Neither OMTK nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by OMTK of this Agreement, other than (i) filings required by state securities laws, and (ii) the filings required by the Securities and Exchange Commission.

4.6Issuance of OMTK Shares. The OMTK Shares have been duly authorized and, when issued in accordance with terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

4.7Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of OMTK, and all shares of Common Stock reserved for issuance under OMTK’s various option and incentive plans, is specified in the SEC Reports. Except as specified in the SEC Reports, no securities of OMTK are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as specified in the SEC Reports (as defined in Section 4.8 below) and except as set forth on Schedule 4.7, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which OMTK or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance of the OMTK Shares hereunder will not, immediately or with the passage of time, obligate OMTK or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Hard Rock Member) and will not result in a right of any holder of Company or Subsidiary securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

4.8SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as OMTK was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”), on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of OMTK and any Subsidiary included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of OMTK and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company does not have pending before the Commission any request for confidential treatment of information.

4.9Press Releases. The press releases, if any, disseminated by OMTK since the date of OMTK’s last Annual Report on Form 10-K taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

4.10Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither OMTK nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in OMTK’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) neither OMTK nor any Subsidiary has altered its method of accounting or the identity of its auditors, (iv) neither OMTK nor any Subsidiary has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) neither OMTK nor any Subsidiary has issued any equity securities, (vi) there has not been any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by OMTK, except in the ordinary course of business and the satisfaction or discharge of which would not have a

Material Adverse Effect, (vii) been any material change to a material contract or agreement by which OMTK or any of its assets is bound or subject, (viii) been any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder, any mortgage, pledge, transfer of a security interest in, or lien, created by OMTK, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair OMTK’s ownership or use of such property or assets, (ix) been any mortgage, pledge, transfer of a security interest in, or lien, created by OMTK, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair OMTK’s ownership or use of such property or assets, (x) been any loans or guarantees made by OMTK to or for the benefit of its employees, officers or directors, or any members of their immediate families, or (xi) any arrangement or commitment by OMTK to do any of the things described in this Section.

4.11Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the OMTK Shares, or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither OMTK nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of OMTK, there is not pending, any investigation by the Commission involving OMTK, any Subsidiary or any current or former director or officer of OMTK (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by OMTK or any Subsidiary under the Exchange Act or the Securities Act.

4.12Labor Relations. No material labor dispute exists or, to the knowledge of OMTK, is imminent with respect to any of the employees of OMTK or any Subsidiary. Except for certain amounts due and owing to a former employee (which the Company has agreed to pay) and amounts due and owing to OMTK’s President and CEO for unpaid accrued salary, OMTK is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it prior to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of OMTK and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

4.13Tax Returns and Payments. There are no income or other material taxes due and payable by OMTK that have not been timely paid and no material withholding taxes required to be withheld by OMTK that have not been withheld and timely paid over to the appropriate governmental agency. There have been no examinations or audits with respect to any taxes or tax returns of OMTK, by any applicable federal, state, county, local or foreign governmental agency, and OMTK has not received written notice of an intent to commence any such examination or audit that remains outstanding. The Company has duly and timely filed all income or other material tax returns required to have been filed by it, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

4.14Compliance. Neither OMTK nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by OMTK or any Subsidiary under), nor has OMTK or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect. The Company is not in violation or default (a) of any provisions of its Articles of Incorporation or Bylaws; (b) in any material respect of any instrument, judgment, order, writ or decree; (c) in any material respect under any note, indenture or mortgage; (d) in any material respect under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule; or (e) of any provision of any federal or state statute, rule or regulation applicable to OMTK the violation of which would have a Material Adverse Effect. The execution, delivery, performance and the consummation of the transactions contemplated herein will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of OMTK or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to OMTK.

4.15Certain Transactions.

(a)Other than (i) standard employee benefits generally made available to all employees, standard employee offer letters and confidential information agreements; (ii) standard director and officer indemnification agreements approved by the Board of Directors; and (iii) the purchase of shares of OMTK’s capital stock and the issuance of options to purchase shares of OMTK’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously made available to the Hard Rock Member or their respective counsel); there are no agreements, understandings or proposed transactions between OMTK and any of its Officers or directors, or any Affiliate thereof.

(b)Except as set forth in the SEC Reports, OMTK is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of OMTK’s directors, officers or employees, or consultants, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to OMTK or, to OMTK’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with OMTK or any of OMTK’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which OMTK is affiliated or with which OMTK has a business relationship, or any firm or corporation which competes with OMTK except that directors, officers, employees or stockholders of OMTK may own stock in (but not exceeding 2% of the outstanding capital stock of) publicly traded companies that may compete with OMTK; or (iii) financial interest in any contract with OMTK.

4.16Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither OMTK nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

4.17Title to Assets. Except as set forth on Schedule 4.17, OMTK and the Subsidiaries have good and marketable title in fee simple to all real property owned by them (if any) that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by OMTK and the Subsidiaries. Any real property and facilities held under lease by OMTK and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which OMTK and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.18Patents and Trademarks. The Company and the Subsidiaries owns, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither OMTK nor any Subsidiary has received a written notice that the Intellectual Property Rights used by OMTK or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of OMTK, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

4.19Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which OMTK and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for OMTK’s and such Subsidiaries’ respective lines of business.

4.20Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for OMTK and designed such disclosure controls and procedures to ensure that material information relating to OMTK, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which OMTK’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of OMTK’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for OMTK’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in OMTK’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to OMTK’s knowledge, in other factors that could significantly affect OMTK’s internal controls.

4.21Solvency. Based on the financial condition of OMTK and each Subsidiary as of the Closing Date (and assuming that the Closing shall have occurred), (i) OMTK’s and each Subsidiary’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of OMTK’s and each Subsidiary’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) OMTK’s and each Subsidiary’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by OMTK and each Subsidiary, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of OMTK and each Subsidiary, together with the proceeds OMTK and each Subsidiary would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company and each Subsidiary does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

4.22Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by OMTK or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Hard Rock Member shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Hard Rock Member pursuant to written agreements executed by the Hard Rock Member which fees or commissions shall be the sole responsibility of the Hard Rock Member) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

4.23Certain Registration Matters. Assuming the accuracy of the Hard Rock Members’ representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the OMTK Shares by OMTK to the Hard Rock Member under this Agreement. The Company is eligible to register its Common Stock for resale by the Hard Rock Member under Form S-1 promulgated under the Securities Act. Neither OMTK nor any Subsidiary has granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of OMTK registered with the Commission or any other governmental authority that have not been satisfied.

4.24Valid Issuance.  The OMTK Shares, when issued, and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer as set forth herein, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Hard Rock Member. Assuming the accuracy of the representations of the Hard Rock Member in this Agreement, the OMTK Shares will be issued in compliance with all applicable federal and state securities laws. The OMTK Shares have been duly reserved for issuance, and upon issuance, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Hard Rock Member. Assuming the accuracy of the representations of the Hard Rock Member in this Agreement, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.

4.25Listing and Maintenance Requirements. Except as specified in the SEC Reports, OMTK has not, since the date of its last Annual Report on Form 10-K, received notice from any Trading Market to the effect that OMTK is not in compliance with the listing, quoting or maintenance requirements thereof. The Company is and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing, quoting or maintenance requirements for continued listing or quoting of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the OMTK Shares under this Agreement does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of OMTK thereunder is required for OMTK to issue and deliver to the Hard Rock Member the OMTK Shares contemplated herein.

4.26Investment Company. The Company is not an investment company, is not an Affiliate of an investment company, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.27Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under OMTK’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Hard Rock Member as a result of the Hard Rock Member and OMTK fulfilling their obligations or exercising their rights under this Agreement, including without limitation OMTK’s issuance of the OMTK Shares and the Hard Rock Member’s ownership of the OMTK Shares.

4.28Foreign Corrupt Practices Act. Neither OMTK nor any Subsidiary, nor to the knowledge of OMTK, any agent or other person acting on behalf of any of OMTK or any Subsidiary, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the OMTK Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by OMTK or any Subsidiary (or made by any Person acting on their behalf of which OMTK is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

4.29PFIC. Neither OMTK nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

4.30OFAC. Neither OMTK nor any Subsidiary nor, to the knowledge of OMTK, any director, officer, agent, employee, Affiliate or Person acting on behalf of OMTK or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and OMTK will not directly or indirectly use the proceeds of the sale of the OMTK Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

4.31Money Laundering Laws. The operations of each of OMTK and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving OMTK and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of OMTK, threatened.

4.32Disclosure. The Company (on behalf of each Subsidiary, if any) confirms that neither it nor any Person acting on its behalf has provided the Hard Rock Member or its respective agents or counsel with any information that OMTK believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Hard Rock Member will rely on the foregoing representations and covenants in effecting transactions in securities of OMTK. All disclosure provided to the Hard Rock Member regarding OMTK (including each Subsidiary), its and any Subsidiary’s business and the transactions contemplated hereby, furnished by or on behalf of OMTK (including OMTK’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.33Corporate Documents. The Articles of Incorporation and Bylaws of OMTK as of the date of this Agreement are in the form made available to the Hard Rock Member. The copy of the minute books of OMTK made available to the Hard Rock Member contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders.

4.34Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect (a) OMTK is and has been in compliance with all Environmental Laws; (b) there has been no release or to OMTK’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by OMTK; (c) there have been no Hazardous Substances generated by OMTK that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by OMTK, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Hard Rock Member true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments. For purposes of this Section, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

ARTICLE 5

SURVIVAL OF REPRESENTATIONS

5.1Survival of Representations and Warranties.  Notwithstanding provision in this Agreement to the contrary, the representations and warranties given or made by OMTK, Hard Rock and the Hard Rock Member under this Agreement shall survive the date hereof for a period of twelve (12) months from and after the Closing Date (the last day of such period is herein referred to as the “Expiration Date”), except that any written claim for breach thereof made and delivered prior to the Expiration Date to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not affect the rights to indemnification of the party making such claim; provided, however, that any representations and warranties that were fraudulently made shall not expire on the Expiration Date and shall survive indefinitely, and claims with respect to fraud by OMTK, the OMTK Stockholder or Hard Rock may be made at any time.

ARTICLE 6

COVENANTS OF THE PARTIES

6.1 Corporate Examinations and Investigations. Each party, through its employees and representatives, has made such investigations and examinations of the books, records and financial condition of Hard Rock and OMTK as each party may request.

ARTICLE 7

CONDITIONS TO CLOSING

7.1 Conditions to Obligations of Hard Rock and the Hard Rock Members. The obligations of Hard Rock and the Hard Rock Members under this Agreement shall be subject to each of the following conditions:

(a)Closing Deliveries. At the Closing, OMTK shall have delivered or caused to be delivered to Hard Rock and the Hard Rock Member the following:

(i)this Agreement duly executed by OMTK;

(ii)the 10,000 shares of Series A Preferred Stock evidenced by a certificate or in book entry form) registered in the name of the Hard Rock Member;

(iii) resolutions duly adopted by the Board of Directors of OMTK approving the execution, delivery and performance of this Agreement;

(iv) such other documents as Hard Rock and/or the Hard Rock Member may reasonably request in connection with the transactions contemplated hereby.

(b)Representations and Warranties to be True. The representations and warranties of OMTK herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. OMTK shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)Filings. At the Closing, OMTK will be current in all reports required by it to be filed with the SEC.

(e)No Adverse Effect.  The business and operations of OMTK will not have suffered any Material Adverse Effect.

7.2Conditions to Obligations of OMTK. The obligations of OMTK under this Agreement shall be subject to each of the following conditions:

(a)Closing Deliveries. On the Closing Date, Hard Rock and/or the Hard Rock Members shall have delivered to OMTK the following:

(i)this Agreement duly executed by Hard Rock and the Hard Rock Members;

(ii)Hard Rock Membership Interests to be delivered pursuant to this Agreement;

(iii)resolutions duly adopted by the Board of Directors of Hard Rock authorizing and approving the execution, delivery and performance of this Agreement;

(iv)such other documents as OMTK may reasonably request in connection with the transactions contemplated hereby.

(b)Representations and Warranties True and Correct. The representations and warranties of Hard Rock and the Hard Rock Member herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Hard Rock and the Hard Rock Member shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)No Adverse Effect.  The business and operations of Hard Rock will not have suffered any Material Adverse Effect.

ARTICLE 8

GENERAL PROVISIONS

8.1 Notices.

All notices and other communications required or permitted under this Agreement shall be in writing delivered to the Parties at the mailing address, or regularly monitored electronic email address of the respective Party set forth below. Such notice or communication shall be deemed to have been given: (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (with confirmation of delivery); or (c) if sent by e-mail of a PDF document, when the recipient, by an email sent to the email address for the sender stated in this section or by a notice delivered by another method in accordance with this section, acknowledges having received that email. Any party may change its notice address or email address by written notice to the other parties, given in accordance with this section.

If to the Company, addressed to:
Omnitek Engineering Corp.
Attn: Werner Funk, President and CEO

1280 Activity Dr. # D

Vista, CA 92081

E-mail: werner@omnitekcorp.com

If to the Hard Rock, addressed to:

Hard Rock Ready Mix, LLC

Attn: Kevin Jay Hayes Jr

1501 N. Carlotte Avenue, Suite B203

Monroe, NC 28110

Email: jrhayes92@yahoo.com

If to the Hard Rock Member, addressed to:

Hard Rock Holdco, LLC

Attn: Kevin Jay Hayes Jr

1501 N. Carlotte Avenue, Suite B203

Monroe, NC 28110

Email: jrhayes92@yahoo.com

8.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

8.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

8.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

8.5Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own, and has obtained its own, separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

8.6Governing Law; Venue.  This Agreement is being executed and delivered and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to conflict of law principles.  This Agreement shall be deemed made and entered into in San Diego County, State of California, and venue for any Proceeding as defined below, in connection with this Agreement shall be in San Diego County, California.

8.7Waiver of Jury Trial.  The Parties hereto hereby voluntarily and irrevocably waives trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any Party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a Party or otherwise.

8.8Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Hard Rock, OMTK, and holders of a majority of the Hard Rock Membership Interests.

8.9Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

8.10Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

8.11Manner of Execution; Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf), DocuSign, or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

OMNITEK ENGINEERING CORP.

Date Signed: September 29, 2026	/s/ Werner Funk
By: Werner Funk
Title: President and CEO

HARD ROCK READY MIX, LLC

Date Signed: September 29, 2026	/s/ Kevin Jay Hayes Jr.
By: Kevin Jay Hayes Jr.
Title: Manager

HARD ROCK HOLDCO, LLC

Date Signed: September 29, 2026	/s/ Kevin Jay Hayes Jr.
By: Kevin Jay Hayes Jr.
Title: Manager

ANNEX I

Name of Hard Rock Member	Membership Interest	Number of Shares of Series A Preferred Stock of OMTK

Hard Rock Holdco, LLC	$100	10,000

Schedule 4.7

Capitalization

Hawkeye Digitial, Inc., is beneficial and owner of record a five year Warrant to acquired 91,666,666 shares of common stock of Omnitek at an exercise price of $0.04 per share.

Hard Rock Holdco, LLC is the beneficial and owner of record of 5,000 shares of Series A Preferred Stock of Omnitek.   Each holder of shares of Series A Preferred Stock shall be entitled to 50,000 votes for each share of Series A Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into 50,000 fully paid and nonassessable shares of Common Stock.

Schedule 4.17

Title to Assets

The Small Business Administration (SBA) EIDL Loan #3317287206 is secured pursuant to the terms of the Security Agreement dated April 21, 2020, and a senior secured interest in and the assets of the Company.